# TeraWulf Announces October 2024 Production and Operations Update

*Accelerating delivery of 72.5 MW high-performance computing (HPC) hosting capacity by end of Q2 2025*

*8.1 EH/s of operational self-mining capacity, up 62% year-over-year*

**EASTON, Md. – November 4, 2024** – TeraWulf Inc. (Nasdaq: WULF) ("TeraWulf" or the "Company"), a leading owner and operator of vertically integrated, next-generation digital infrastructure powered by predominantly zero-carbon energy, today provided its unaudited monthly production and operations update for October 2024.

**October 2024 Production and Operations Highlights**

- **Self-Mined Bitcoin**: TeraWulf mined 150 bitcoin, with an average daily production rate of approximately 4.8 bitcoin.
- **Operating Capacity:** The Company maintained 8.1 EH/s of operational self-mining capacity, reflecting a 62.0% increase year-over-year.
- **Power Cost:** Achieved an average power cost of $36,789 per bitcoin mined, equivalent to approximately $0.048/kWh, excluding proceeds from demand response and ancillary services.
- **Miner Refresh Program:** The miner refresh at Lake Mariner progressed with the replacement of older S19 Pro/J-Pro and M30s+ models with approximately 12,200 S19 XP miners received in connection with sale of the Company's interest in the Nautilus Cryptomine facility.

| Key Metrics[1] | October 2024 | September 2024 |
|---|---|---|
| Bitcoin Self-Mined Lake Mariner | 150 | 140 |
| Bitcoin Self-Mined Nautilus[2] | — | 36 |
| Value per Bitcoin Self-Mined[3] | $ 65,427 | $ 60,168 |
| Power Cost per Bitcoin Self-Mined | $ 36,789 | $ 35,109 |
| Avg. Operating Hash Rate (EH/s)[4] | 6.8 | 8.2 |
| Nameplate Miner Efficiency (J/TH)[5] | 22.0 | 24.6 |

[1] The Company's share of the earnings or losses from operations at the Nautilus Cryptomine facility is reflected within "Equity in net income (loss) of investee, net of tax" in the consolidated statements of operations. Accordingly, operating results of the Nautilus Cryptomine facility are not reflected in revenue, cost of revenue or cost of operations lines in TeraWulf's consolidated statements of operations. The Company uses these metrics as indicators of operational progress and effectiveness and believes they are useful to investors for the same purposes and to provide comparisons to peer companies. All figures except Bitcoin Self-Mined are estimates and remain subject to standard month-end adjustments.

[2] The Company sold its 25% equity interest in the Nautilus Cryptomine facility effective October 2, 2024.

[3] Computed as the weighted-average opening price of bitcoin on each respective day the Bitcoin Self-Mined is earned.

[4] While nameplate mining inventory as of October 31, 2024 for Lake Mariner is estimated at 8.1 EH/s, actual monthly hash rate performance depends on a variety of factors, including (but not limited to) performance tuning to increase efficiency and maximize margin, scheduled outages (scopes to improve reliability or performance), unscheduled outages, curtailment due to participation in various cash generating demand response programs, derate of ASICS due to adverse weather and ASIC maintenance and repair. Performance in October is especially impacted by miner fleet upgrade work.

[5] Nameplate miner efficiency excludes auxiliary load.

Management Commentary “October marked another productive month, with TeraWulf mining 150 bitcoin and sustaining an average daily production of around 5 bitcoin,” said Sean Farrell, Senior Vice President of Operations at TeraWulf. “In line with our previously outlined plans, we are accelerating the transition to more efficient mining hardware by replacing older miners at Lake Mariner with S19 XP models. We are also working closely with Bitmain’s warranty department on a recovery plan to repair and replace 1.5 EH of mining equipment with a target completion by the end of the year. Furthermore, we have established a dedicated Business Development and Performance Optimization team, focused on integrating advanced IT and software solutions to improve our operational hash rate and overall efficiency. Building 5, which has been designed to handle higher heat exhaust of the latest generation miners, remains on track to be operational in Q1 2025.” Farrell added, “The proceeds from our recent sale of equity interest in Nautilus and successful convertible notes financing have positioned us to fast-track the expansion of our HPC and AI initiatives at Lake Mariner. We are targeting the delivery of 72.5 MW of HPC hosting capacity by the end of Q2 2025, which will allow us to meet the growing demand for high-performance computing solutions.” Production and Operations Update As of October 31, 2024, TeraWulf's operational bitcoin mining capacity included 195 MW at the Lake Mariner facility. With the reinstallation of XP miners from Nautilus underway, the Company expects its total self-mining hash rate to increase to approximately 8.7 EH/s. In October, the Company’s miners operated at an average hash rate of 6.8 EH/s, with adjustments made for demand response events and performance optimization strategies to maximize profitability. On the WULF Compute front, TeraWulf continues its rapid progress in large-scale HPC hosting infrastructure at Lake Mariner. Notable progress includes the recent completion of a 2.5 MW HPC/AI proof-of-concept project designed to accommodate current and next-gen GPU technology. Additionally, construction of CB-1, a 20 MW HPC hosting facility with Tier 3-grade redundancy features, is on schedule for completion in Q1 2025. Preparations for CB-2, a 50 MW HPC hosting facility, are also progressing as key components have already been secured, ensuring timely delivery by the end of Q2 2025. About TeraWulf TeraWulf develops, owns, and operates environmentally sustainable, next-generation data center infrastructure in the United States, specifically designed for Bitcoin mining and high-performance computing. Led by a team of seasoned energy entrepreneurs, the Company owns and operates the Lake Mariner facility situated on the expansive site of a now retired coal plant in Western New York. Currently, TeraWulf generates revenue primarily through Bitcoin mining, leveraging predominantly zero- carbon energy sources, including nuclear and hydroelectric power. Committed to environmental, social, and governance (ESG) principles that align with its business objectives, TeraWulf aims to deliver industry-leading economics in mining and data center operations at an industrial scale.

Forward-Looking Statements This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining, and/or regulation regarding safety, health, environmental and other matters, which could require significant expenditures; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) adverse geopolitical or economic conditions, including a high inflationary environment; (8) the potential of cybercrime, money- laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (10) employment workforce factors, including the loss of key employees; (11) litigation relating to TeraWulf and/or its business; and (12) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov. Investors: Investors@terawulf.com Media: media@terawulf.com